UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2016

EVERYDAY HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36371	80-0036062
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Hudson Street, 16th Floor

New York, NY 10014

(Address of principal executive office)

(646) 728-9500

(Registrant’s telephone number)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On December 5, 2016, immediately prior to and in connection with the completion of the Offer and the Merger (as each such term is defined below), Everyday Health, Inc., a Delaware corporation (the “Company”) (i) repaid in full all outstanding amounts due under that certain Amended and Restated Credit Agreement, dated as of November 10, 2014, by and among the Company, Silicon Valley Bank, as Administrative Agent, certain of the Company’s wholly owned subsidiaries and the other lenders party thereto, as amended (the “Credit Agreement”), and (ii) terminated all commitments outstanding under the Credit Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously disclosed in the Current Report on Form 8-K filed by the Company on October 21, 2016, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Ziff Davis, LLC, a Delaware limited liability company (“Parent”), Project Echo Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”) and j2 Global, Inc., a Delaware corporation (“j2”).

Pursuant to the Merger Agreement, on November 2, 2016, Purchaser commenced a tender offer to purchase all outstanding shares of the Company’s common stock (the “Shares”) at a purchase price of $10.50 per Share, net to the holder in cash, without interest, subject to any withholding of taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 2, 2016, and the related Letter of Transmittal (which, collectively, together with all amendments and supplements thereto, constitute the “Offer”).

On December 5, 2016, Parent announced that the offering period and withdrawal rights of the Offer had expired at one minute after 11:59 p.m., Eastern Time, on December 2, 2016 (the “Expiration Time”). American Stock Transfer & Trust Company, LLC, the depositary for the Offer, has indicated that a total of 30,147,717 Shares were validly tendered and not validly withdrawn pursuant to the Offer as of the Expiration Time, representing approximately 87.8% of the outstanding Shares as of the Expiration Time. Of these Shares, 1,032,326 Shares were tendered pursuant to guaranteed delivery procedures, representing approximately 3.0% of the outstanding Shares as of the Expiration Time. The number of Shares tendered (excluding Shares tendered pursuant to guaranteed delivery procedures that have not yet been received) satisfied the minimum condition of the Offer, which enabled the Merger (as defined below) to occur under Delaware law without a vote of the Company’s stockholders. All conditions to the Offer being satisfied, Purchaser accepted for payment all Shares validly tendered and not validly withdrawn during the offering period, and Purchaser will promptly pay for all such Shares, if it has not already done so, in accordance with the terms of the Offer.

Following the acceptance of the Offer, the remaining conditions to the Merger (as defined below), as set forth in the Merger Agreement, were satisfied. On December 5, 2016, Parent completed its acquisition of the Company pursuant to the terms of the Merger Agreement. On that date, Purchaser merged with and into the Company (the “Merger”) upon the filing on that date of a certificate of merger with the Secretary of State of the State of Delaware (the “Effective Time”) in accordance with Section 251(h) of the Delaware General Corporation Law (the “DGCL”), with the Company surviving as a wholly owned subsidiary of Parent. Pursuant to the Merger Agreement, at the Effective Time, each outstanding Share not tendered and accepted for payment in the Offer (other than Shares (i) held by the Company or any wholly owned subsidiary of the Company (or held in the Company’s treasury), (ii) held by Parent, Purchaser or any wholly owned subsidiary of Parent or Purchaser or (iii) held by a holder who is entitled to demand and properly demands appraisal for such Shares in accordance with Section 262 of the DGCL) was converted into the right to receive $10.50 per Share, net to the holder in cash, without interest (the “Merger Consideration”), subject to any withholding of taxes.

As of the Effective Time, by virtue of the Merger, each of the Company’s stock options (the “Stock Options”) outstanding, vested and unexercised as of immediately prior to the Effective Time (after giving effect to the accelerated vesting of Stock Options pursuant to certain agreements with the Company’s officers, directors and employees prior to the Effective Time) was cancelled and converted into the right to receive the Merger Consideration payable in respect of each Share subject to such Stock Option (less the applicable exercise price payable per Share under such Stock Option). All Stock Options that had an exercise price per Share greater than or equal to the Merger Consideration and all unvested portions of each Stock Option outstanding immediately prior to the Effective Time were cancelled at the Effective Time for no consideration or payment.

In addition, as of the Effective Time, by virtue of the Merger, each of the Company’s restricted stock units (the “RSUs”) outstanding immediately prior to the Effective Time was cancelled and converted into the right to receive the Merger Consideration payable in respect of each Share issuable in settlement of such RSU (after giving effect to the accelerated vesting of RSUs pursuant to certain agreements with the Company’s officers, directors and employees prior to the Effective Time). Any outstanding RSUs that were not accelerated prior to the Effective Time were, immediately prior to Effective Time, cancelled and extinguished for no consideration.

Further, as of the Effective Time, by virtue of the Merger, each of the Company’s warrants outstanding and unexercised immediately prior to the Effective time was cancelled.

The foregoing description of the Merger Agreement and the related transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on October 21, 2016, and is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 5, 2016, the Company notified the New York Stock Exchange (the “NYSE”) of the completion of the Merger and requested that (i) trading of the Shares on the NYSE be suspended prior to the opening of trading on December 6, 2016 and (ii) the NYSE file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist and deregister the Shares. In addition, the Company intends to file with the SEC a Certification on Form 15 under the Exchange Act requesting the deregistration of the Shares and the termination of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the disclosure contained in Items 2.01 and 3.01 above and in Items 5.01 and 5.03 below is incorporated herein by reference. At the Effective Time, holders of Shares immediately prior to such time ceased to have any rights as stockholders in the Company (other than their right to receive the Merger Consideration pursuant to the Merger Agreement).

 Item 5.01 Changes in Control of Registrant.

The disclosure contained in Item 2.01 above is incorporated herein by reference.

As a result of the consummation of the Offer and the Merger, there was a change in control of the Company, and Parent, as the direct parent of Purchaser, acquired control of the Company. As of the Effective Time, the Company became a wholly owned subsidiary of Parent.

To the knowledge of the Company, except as set forth herein, there are no arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a further change in control of the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of the Effective Time, on December 5, 2016, each of Benjamin Wolin, Douglas McCormick, Dana L. Evan, David Golden, Habib Kairouz, Laizer Kornwasser, Myrtle Potter and Sharon Wienbar resigned as a director of the Company and from any committees of the Company’s Board of Directors on which they then served. Brian Cooper, Treasurer of the Company, and Alan Shapiro, Secretary of the Company, also ceased serving in such capacities effective as of the Effective Time.

Pursuant to the Merger Agreement and effective immediately after the Effective Time, on December 5, 2016, each of the directors of Purchaser at the Effective Time, consisting of Steve Horowitz, Stephen Hicks and Brian Stewart, was appointed to the Board of Directors of the Company. Further, effective immediately after the Effective Time, on December 5, 2016, Brian Stewart was appointed as Treasurer of the Company and Stephen Hicks was appointed as Secretary of the Company.

Each of Steve Horowitz, Stephen Hicks and Brian Stewart is an officer and director of Purchaser. Biographical information for each of Steve Horowitz, Stephen Hicks and Brian Stewart was previously furnished to the Company and its stockholders by Parent and Purchaser and is set forth in Schedule I to the Offer to Purchase included in the Schedule TO filed by j2, Parent and Purchaser with the SEC on November 2, 2016, as subsequently amended, which is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger, the Certificate of Incorporation of the Company was amended and restated, the text of which amendment and restatement is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Pursuant to the Merger, the Bylaws of the Company were amended and restated, the text of which amendment and restatement is filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

2.1	Agreement and Plan of Merger, dated as of October 21, 2016, by and among Everyday Health, Inc., Ziff Davis, LLC, Project Echo Acquisition Corp. and, solely for purposes of Section 9.11 thereof, j2 Global, Inc. (incorporated by reference to Exhibit 2.1 to Everyday Health Inc.’s Form 8-K (No. 001-36371) filed with the SEC on October 21, 2016).

3.1	Amended and Restated Certificate of Incorporation of Everyday Health Inc.

3.2	Amended and Restated Bylaws of Everyday Health Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERYDAY HEALTH, INC.

By:	/s/ Alan Shapiro
Name:	Alan Shapiro
Title:	Executive Vice President and General Counsel

Dated: December 5, 2016